Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 99:

Date of Report (Date of earliest event reported): January 16, 2003.

USURF America, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	1-15383	91-2117796
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

3333 S. Bannock Street, Suite 790, Englewood, Colorado 80110
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 789-7900.

Form 8-K
USURF America, Inc.

Item 4. Changes in Registrant’s Certifying Accountant.
By mutual agreement, on January 16, 2003, Postlethwaite & Netterville, Baton Rouge, Louisiana, was dismissed as the independent auditor of USURF America, Inc.

Postlethwaite & Netterville’s report on our financial statements for the year ended December 31, 2001, contained a going concern opinion, but did not contain any other adverse opinion, disclaimer of opinion or any other modification as to uncertainty, audit scope or accounting principles.

The decision to change independent auditors was approved by the lone remaining member of the Audit Committee of our Board of Directors, as well as by the full Board of Directors.
There was no disagreement between us and Postlethwaite & Netterville with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Attached to this Current Report on Form 8-K is a letter from Postlethwaite & Netterville addressed to the Securities and Exchange Commission stating that it agrees with the foregoing statements.

On January 17, 2003, we engaged Hein + Associates LLP, Denver, Colorado, as the principal accountant to audit our financial statements. Prior to our engaging Hein + Associates LLP, we did not consult Hein + Associates LLP with respect to any accounting or other related matter.

5. Other Events and Regulation FD Disclosure.
On January 21, 2003, USURF America, Inc. announced that we had changed our independent auditor.
On January 21, 2003, we issued the press release reproduced below:

USURF America Announces Change in Independent Auditor

DENVER, Jan 21, 2003 /PRNewswire-FirstCall via COMTEX/ -- USURF America, Inc. (UAX) , the developer of Quick-Cell(TM), a family of Wi-Fi standard broadband fixed- wireless high-speed Internet access products, announced today that it had changed its independent auditor. USURF’s new auditor is Hein + Associates LLP, Denver Colorado. Hein + Associates has been engaged to audit USURF’s financial statements for the year ended December 31, 2002.

USURF’s board of directors determined that, while there was no disagreement with its former auditor, the change of auditor represented a more appropriate choice, primarily due to Hein + Associates’ proximity to USURF’s Colorado-based business activities.

For further information, please contact Jim Mills of J.F. Mills/Worldwide, +1-303-639-6186, or Ken Upcraft, +1-719-650-2318, both for USURF America, Inc.

* * * * END OF PRESS RELEASE * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 21, 2003.	USURF AMERICA, INC.

By:	/S/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and CEO

Exhibit “A”

Letter of Postlethwaite & Netterville

January 20, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements of USURF America, Inc. pertaining to our firm included under Item 4 of a Current Report on Form 8-K, date of event: January 16, 2003, and agree with such statements as they pertain to our firm.

/s/

POSTLETHWAITE & NETTERVILLE Baton Rouge, Louisiana